CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended December 31,1997 and to all references to our Firm included in this Registration Statement.



                                        /s/ ARTHUR ANDERSEN LLP




New York, New York
March 20, 1997